                                                                    EXHIBIT 21.1








      LIST OF SUBSIDIARIES                                     JURISDICTION
      --------------------                                     ------------

      Open Port Technology B.V.                                Netherlands

      Open Port Europe SARL                                    France

      Open Port Technology Belgium                             Belgium

      Karnell Limited (to be renamed Open Port
      Technology Asia Pacific Limited)                         Hong Kong